Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 21, 2013 with respect to the balance sheet of Waypoint Homes Realty Trust, Inc., and May 28, 2013 with respect to the consolidated financial statements of Waypoint Fund XI, LLC and Subsidiaries, in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-188721) and related Prospectus of Waypoint Homes Realty Trust, Inc.

/s/ Ernst & Young LLP

San Francisco, CA

June 16, 2013